Exhibit 99.1

November 13, 2013
Dear Fellow Stockholder:
We previously announced that our Board of Directors has formed a special committee of independent directors to review alternatives for a potential liquidity event for the company's stockholders. In connection with the special committee’s review, our Board of Directors has voted to suspend the Distribution Reinvestment Plan and Share Repurchase Program. These actions are designed to provide fair and equal treatment to all stockholders, and are considered among industry best practices, in anticipation of a potential liquidity event. This letter is the 30-day written notification being provided to all stockholders pursuant to Section 8(a) of the Share Repurchase Program. Below, please find important information regarding the Board's actions.
Distribution Reinvestment Plan
Inland Diversified's Distribution Reinvestment Plan is being suspended, not cancelled, until further notice.

•	All stockholders will continue to receive their full distributions.

•
Beginning with the distributions previously authorized by our Board of Directors for the month of November 2013, which are payable in December 2013, all distributions authorized by our Board of Directors will be paid by check. For those of you who previously elected to receive your distributions through ACH, payment will continue to be made via ACH.

•	Any prior reinvested distributions are not impacted.

•
For IRAs and other qualified accounts, distributions will be paid to the stockholders' trust company of record. Our Investor Services team can provide you with assistance on directing cash distributions and answering your questions at 800-826-8228.

Share Repurchase Program
Inland Diversified's Share repurchase Program is being suspended, not cancelled, until further notice.

•
As it pertains to the 30-day notice, all share repurchase requests received from stockholders and determined by Inland Diversified to be in good order on or before December 13, 2013 will be processed in accordance with the terms, conditions and limitations of the SRP.

•	Any prior shares redeemed are not impacted.

•	Any requests for repurchases received after December 13, 2013, or which are not in good order before the close of business on December 13, 2013, will not be processed.
We appreciate and thank you for your investment in Inland Diversified.
Sincerely,
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks		Barry L. Lazarus
Chairman of the Board		President and Chief Operating Officer

cc:	Trustee
Broker Dealer
Financial Advisor

(Please see reverse side for an important disclosure.)

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", "would", "expect", "intend", "estimate", "anticipate", "plan", "seek", "appears", or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to any liquidity alternative being identified or consummated, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs on file with Securities and Exchange Commission.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.